Exhibit 99.1

Abbott Laboratories

Cardiovascular and Neuromodulation

2016 Comparable Sales*

(unaudited)

Worldwide	2016 Sales ($ in millions)
	1Q	2Q	3Q	4Q	FY
Rhythm Management	582	614	577	511	2,284
Electrophysiology	285	316	309	325	1,235
Heart Failure	154	159	148	152	613
Vascular	697	788	719	730	2,934
Structural Heart	224	249	239	251	963
Neuromodulation	116	140	141	167	564
Total Cardiovascular and Neuromodulation	2,058	2,266	2,133	2,136	8,593

U.S.	2016 Sales ($ in millions)
	1Q	2Q	3Q	4Q	FY
Rhythm Management	317	315	297	233	1,162
Electrophysiology	132	137	136	139	544
Heart Failure	121	122	118	116	477
Vascular	281	331	294	291	1,197
Structural Heart	87	96	96	97	376
Neuromodulation	84	97	106	127	414
Total Cardiovascular and Neuromodulation	1,022	1,098	1,047	1,003	4,170

International	2016 Sales ($ in millions)
	1Q	2Q	3Q	4Q	FY
Rhythm Management	265	299	280	278	1,122
Electrophysiology	153	179	173	186	691
Heart Failure	33	37	30	36	136
Vascular	416	457	425	439	1,737
Structural Heart	137	153	143	154	587
Neuromodulation	32	43	35	40	150
Total Cardiovascular and Neuromodulation	1,036	1,168	1,086	1,133	4,423

 * Abbott’s cardiovascular and neuromodulation (ACN) business includes its historical Vascular Products segment and the businesses of St. Jude Medical, LLC. St. Jude Medical’s vascular closure business has been removed from all periods presented above given the divestiture of this business. Administrative fees paid by St. Jude Medical to group purchasing organizations have been reclassified from the Selling, general and administrative line in St. Jude Medical’s historical financial statements and are included as a reduction to revenue to conform to Abbott’s presentation. Abbott completed its acquisition of St. Jude Medical, Inc. (now St. Jude Medical, LLC) on January 4, 2017.